                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 XILINX, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                               [LOGO OF XILINX]

                                 June 23, 1997

To Xilinx Stockholders:

  You are cordially invited to attend the 1997 Annual Meeting of Stockholders to be held on August 7, 1997, at 11:00 a.m. at the Hyatt Sainte Claire Hotel, 302 South Market Street, San Jose, California.

  At this year's meeting, in addition to the election of directors and ratification of independent auditors, we are seeking stockholder approval of a new 1997 Stock Plan and a 1,000,000 share increase in shares issuable under our 1990 Employee Qualified Stock Purchase Plan. Because these employee plans disperse equity ownership broadly among the Company's employees, we believe that they are effective tools for aligning the interests of the employees with those of the Company. When the Company performs well, the employees are rewarded along with other stockholders.

  Stockholder approval also is requested for an increase in the authorized number of shares of Common Stock of the Company. We believe such an increase is in the best interest of the Company as it provides a reserve of shares available for future issuance as various business needs and opportunities arise, including financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, consultants, officers or directors or effecting stock splits in the form of stock dividends.

  At the meeting, we will also report on the operations of the Company, and you will have an opportunity to ask questions. Whether or not you plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope so that your shares will be represented.

  Thank you for your continuing interest in Xilinx.

                                          Very truly yours,

                                          /s/ WILLEM P. ROELANDTS
                                          Willem P. Roelandts
                                          Chief Executive Officer

                               [LOGO OF XILINX]

                                 XILINX, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                AUGUST 7, 1997

To The Stockholders:

  Notice Is Hereby Given that the Annual Meeting of Stockholders of Xilinx, Inc., a Delaware corporation (the "Company"), will be held on Thursday, August 7, 1997 at 11:00 a.m., local time, at the Hyatt Sainte Claire Hotel, 302 South Market Street, San Jose, California, for the following purposes:

    1. To elect five directors to serve for the ensuing year or until their successors are duly elected and qualified.

    2. To ratify and approve the Company's 1997 Stock Plan.

    3. To ratify and approve an amendment to the Company's 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares.

    4. To ratify and approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 200,000,000 to 300,000,000 shares.

    5. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 28, 1998.

    6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on June 9, 1997 are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                    For the Board of Directors


                                    /s/ROBERT C. HINCKLEY
                                    Robert C. Hinckley
                                    Vice President of Strategic Plans
                                    and Programs, and Secretary

San Jose, California
June 23, 1997

 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                 XILINX, INC.

                               ----------------

                                PROXY STATEMENT

                      FOR ANNUAL MEETING OF STOCKHOLDERS

  The enclosed Proxy is solicited on behalf of Xilinx, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held Thursday, August 7, 1997 at 11:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hyatt Sainte Claire Hotel, 302 South Market Street, San Jose, California.

  The Company's principal executive offices are located at 2100 Logic Drive, San Jose, California 95124. The telephone number at that location is (408) 559-7778.

  These proxy solicitation materials were mailed on or about June 23, 1997 to all stockholders entitled to vote at the meeting.

             INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

  Each stockholder is entitled to one vote for each share of Common Stock of the Company ("Common Stock") with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

  The cost of soliciting proxies will be borne by the Company. The Company has retained the services of CIC Express Service, Inc. to assist in obtaining proxies from brokers and nominees of stockholders for the Annual Meeting. The estimated cost of such services is approximately $4,500 plus out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

  While abstentions (votes "withheld") will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter other than the election of directors, broker non-votes with respect to proposals set forth in this Proxy Statement will be counted only for purposes of determining the presence or absence of a quorum and will not be considered Votes Cast. Accordingly, broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

RECORD DATE AND SHARES OUTSTANDING

  Only stockholders of record at the close of business on June 9, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As
of the Record Date, [         ] shares of the Company's Common Stock were
outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see "Security Ownership of Certain Beneficial Owners and Management." The closing price of the Company's Common Stock on the Record
Date, as reported by the Nasdaq National Market, was $[    ] per share.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than February 23, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

  A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

                                                                       DIRECTOR
          NAME OF NOMINEE        AGE       PRINCIPAL OCCUPATION         SINCE
          ---------------        ---       --------------------        --------
   Bernard V. Vonderschmitt....   73 Chairman of the Company's Board     1984
                                      of Directors
   Willem P. Roelandts.........   52 President and Chief Executive       1996
                                      Officer of the Company
   John L. Doyle...............   65 Consultant                          1994
   Philip T. Gianos............   47 General Partner, InterWest          1985
                                      Partners Venture Capital
   William G. Howard, Jr.......   55 Consultant                          1996

  Mr. Vonderschmitt was Chief Executive Officer of the Company from August 1994 to January 1996 and was President of the Company from its inception in February 1984 to August 1994. Mr. Vonderschmitt now serves as Chairman of the Company's Board of Directors and as a consultant to the Company. Mr. Vonderschmitt is also a director of Chips and Technologies, Inc., Credence Systems, Inc., International Microelectronic Products, Inc. and Sanmina Corporation.

  Mr. Roelandts has served as the Company's Chief Executive Officer and as a member of the Company's Board of Directors since January 1996. In April 1996, he was appointed to the additional position of President of the Company. Prior to joining the Company, Mr. Roelandts served at Hewlett-Packard Company, a computer manufacturer, as Senior Vice President and General Manager of Computer Systems Organizations from August 1992 through January 1996 and as Vice President and General Manager of the Network Systems Group from December 1990 through August 1992.

  Mr. Doyle was Executive Vice President of Hewlett-Packard Company from June 1990 to September 1991, and was Co-Chief Executive Officer of Hexcel Corp., a manufacturer of honeycomb, advanced composites, reinforced fabrics and resins, from July 1993 to December 1993. Hexcel Corp. filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code in December 1993. From September 1991 to July 1993, and from December 1993 to the present, Mr. Doyle's sole occupation has been as an independent consultant. In addition, Mr. Doyle is a director of Analog Devices, Inc. and DuPont Photomasks, Inc.

  Since August 1982, Mr. Gianos has been a General Partner of InterWest Partners venture capital.

  Mr. Howard has worked as an independent consultant since December of 1990. Mr. Howard also serves as a director of BEI Electronics, Inc., Credence Systems Corporation, Ramtron International Corporation, and VLSI Technology, Inc.

  There are no family relationships among any directors or executive officers of the Company.

REQUIRED VOTE

  The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of Common Stock of the Company as of June 9, 1997 by (i) each stockholder known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of the four other most highly compensated individuals who served as executive officers of the Company at fiscal year end (collectively, the "Named Executive Officers") and (iv) all directors and executive officers at fiscal year end as a group:

                                                            NUMBER     PERCENT
DIRECTORS, OFFICERS AND 5% STOCKHOLDERS                  OF SHARES (1) OF TOTAL
---------------------------------------                  ------------- --------
PRINCIPAL STOCKHOLDERS (2)
 FMR Corp.(2)...........................................   2,357,700    [   ]%
  82 Devonshire Street
  Boston, Massachusetts 02109
 T. Rowe Price Associates (3)...........................   5,032,800    [   ]%
  100 E. Pratt Street
  Baltimore, MD 21202
DIRECTORS
 Bernard V. Vonderschmitt(4)............................   1,405,470    [   ]%
 Willem P. Roelandts(5)(6)..............................     240,000    [   ]%
 John L. Doyle(7).......................................      31,000    [   ]%
 Philip T. Gianos(8)....................................      97,663    [   ]%
 William G. Howard, Jr.(9)..............................      11,500    [   ]%
NAMED EXECUTIVE OFFICERS
 R. Scott Brown(10).....................................     520,745    [   ]%
 C. Frank Myers(11).....................................      86,756    [   ]%
 Gordon M. Steel (12)...................................     509,678    [   ]%
 Robert C. Hinckley(13).................................     227,585    [   ]%
 All directors and executive officers at fiscal year end
  as a group (9 persons)(14)............................   3,130,397    [   ]%

--------
  * Less than 1%
 (1) Based on filings pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, available as of June 9, 1997.
 (2) Includes shares of Common Stock that are beneficially owned by various entities affiliated with FMR Corp. including Edward C. Johnson 3d., Fidelity Management and Research Company and Fidelity Magellan Fund.
 (3) Represents shares of Common Stock that are owned by various individual and institutional investors to whom T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
 (4) Includes 960,470 shares held by the Bernard V. Vonderschmitt Revocable Trust U/A Dtd 3/23/95, 130,000 shares held by the Bernard V. and Theresa
     S. Vonderschmitt Joint Trust and options to purchase 282,000 shares of Common Stock exercisable within 60 days of June 9, 1997.
 (5) Represents options to purchase 240,000 shares of Common Stock exercisable within 60 days of June 9, 1997.
 (6) Mr. Roelandts is Chief Executive Officer of the Company, in addition to being a director.
 (7) Represents options to purchase 31,000 shares of Common Stock exercisable within 60 days of June 9, 1997.
 (8) Includes options to purchase 82,000 shares of Common Stock exercisable within 60 days of June 9, 1997.
 (9) Represents options to purchase 11,500 shares of Common Stock exercisable within 60 days of June 9, 1997.
(10) Includes options to purchase 435,745 shares of Common Stock exercisable within 60 days of June 9, 1997.
(11) Includes options to purchase 29,436 shares of Common Stock exercisable within 60 days of June 9, 1997.
(12) Includes options to purchase 184,708 shares of Common Stock exercisable within 60 days of June 9, 1997.
(13) Includes options to purchase 224,250 shares of Common Stock exercisable within 60 days of June 9, 1997.
(14) Includes options held by officers and directors of the Company to purchase an aggregate of 1,520,639 shares of Common Stock exercisable within 60 days of June 9, 1997.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of six (6) meetings during the fiscal year ended March 29, 1997. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors or its committees on which served during the time each director was a member of the Board of Directors. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

  The Audit Committee, which currently consists of Philip T. Gianos, John L. Doyle and William G. Howard, Jr., met four times during fiscal year 1997. The Audit Committee consults with the Company's independent auditors concerning the scope of the audit and reviews with them the results of their examination, reviews and approves any material accounting policy changes affecting the Company's operating results and reviews the Company's control procedures and personnel.

  The Compensation Committee, which currently consists of Philip T. Gianos, John L. Doyle and William G. Howard, Jr., met twice during fiscal year 1997. The Compensation Committee has responsibility for establishing the compensation policies of the Company. The committee determines the compensation of the Company's executive officers and has exclusive authority to grant options to executive officers under the 1988 Stock Option Plan.

COMPENSATION OF DIRECTORS

 Standard Arrangements

  The Company pays its non-employee directors $1,500 per regular Board meeting attended, $1,000 per committee meeting attended and a $12,000 annual fee.

  The Company's 1988 Stock Option Plan and the Company's 1997 Stock Plan currently provide for the automatic grant of nonstatutory options to outside directors of the Company. Each eligible outside director is granted an initial option to purchase 48,000 shares of Common Stock (the "Initial Option") on the date of the director's first meeting after selection as director and an additional Option to purchase 12,000 shares of Common stock (a "Subsequent Option") on an annual basis thereafter. The Initial Option becomes exercisable over a period of four years from its date of grant in monthly installments of 1/48 of its shares, and each Subsequent Option also becomes exercisable over a period of four years from its date of grant in monthly installments of 1/48 of its shares. The exercise price of nonstatutory options granted under both the 1988 Stock Option Plan and, subject to stockholder approval, the 1997 Stock Plan is equal to the fair market value of the Company's Common Stock on the date of grant. Mr. Vonderschmitt, who served as the Company's Chief Executive Officer from August 1994 to January 1996 and was President of the Company from its inception in February 1984 to August 1994, became an outside director in January 1996. However, Mr. Vonderschmitt has not been granted additional options to purchase shares of Common Stock since becoming an outside director.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

  On January 11, 1996, the Company entered into a letter agreement with Willem
P. Roelandts, its current President and Chief Executive Officer, relating to terms of his employment, his initial level of compensation and payment of certain compensation in the event of his termination from the Company under certain circumstances. The agreement provides for base compensation of $41,667 per month, a target bonus equal to 60% of base salary and the grant of options to purchase 800,000 shares of Common Stock, exercisable at $31.81 per share and vesting over a five year period. The letter agreement provides that in the event that Mr. Roelandts voluntarily terminates his employment with the Company or is terminated for cause, he will not be eligible to receive any severance payments. The letter agreement further provides that if Mr. Roelandts is terminated without cause within the first two years of his employment with the Company, he will receive two years' base pay, two years' target bonus and two years' medical and dental insurance. The letter agreement also provides that if Mr. Roelandts is terminated without cause within one year of a change in control of the Company, he will receive two years' base pay, two years' target bonus, two years' medical and dental insurance and full vesting of all previously unvested stock options.

  In April 1996, Curtis S. Wozniak resigned as President and Chief Operating Officer of the Company pursuant to the terms of a Separation Agreement effective April 15, 1996 (the "Separation Agreement"). The Separation Agreement provided that the Company pay Mr. Wozniak $558,000 plus accrued vacation time earned but not yet paid, less applicable withholding. Further, Mr. Wozniak is entitled to convert the health care coverage formerly provided to him as an employee of the Company to individual coverage pursuant to COBRA, retains beneficial ownership of any amounts held in his name under the Company's 401(k) Plan and is entitled to receive distributions of such amounts as provided under the 401(k) Plan and applicable law. Also pursuant to the terms of the Separation Agreement, Mr. Wozniak became a consultant to the Company, beginning April 16, 1996 through the period ending June 15, 1996 (the "Consultancy Period"). During the Consultancy Period, the stock options granted to Mr. Wozniak pursuant to the Company's 1988 Stock Option Plan continued to vest and are exercisable according to the terms of the stock option agreements.

  In January 1996, Bernard V. Vonderschmitt resigned as Chief Executive Officer of the Company. On June 1, 1996, Mr. Vonderschmitt became a consultant to the Company pursuant to a consulting agreement effective the same date (the "Consulting Agreement"). The Consulting Agreement provides that Mr. Vonderschmitt shall continue his service as Chairman of the Company's Board of Directors and, as reasonably requested by the

Company, shall provide advice on issues of importance to the Company, including general corporate, technological and marketing issues. The terms of the Consulting Agreement provide for continued vesting of all stock options which Mr. Vonderschmitt received as President of the Company and for reimbursement of expenses incurred by Mr. Vonderschmitt in connection with the provision of his consulting services.

EXECUTIVE COMPENSATION

The following table sets forth compensation paid to the Named Executive Officers for services to the Company in all capacities during the three fiscal years ended March 29, 1997:

                          SUMMARY COMPENSATION TABLE

                                                            LONG-TERM
                                                         COMPENSATION(1)
                                                         ---------------
                                ANNUAL COMPENSATION          AWARDS
                               ----------------------    ---------------    ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR  SALARY  BONUS(2)      OPTIONS(#)    COMPENSATION(3)
- --------------------------   ---- -------- --------    --------------- ---------------
  Willem P. Roelandts......    1997 $500,000 $300,000         80,025(4)      $20,531(5)
   President and Chief         1996   98,718      --         800,000             --
   Executive Officer           1995      --       --             --              --
  R. Scott Brown...........    1997 $235,000 $134,342(6)      25,025(4)      $   --
   Senior Vice President,
    Sales                      1996  210,000  272,984(6)      40,000(7)          --
                               1995  184,000  217,435(6)      90,000(8)          --
  C. Frank Myers...........    1997 $207,144 $ 41,428         16,025(4)      $23,042
   Vice President, Opera-
    tions                      1996  194,500   42,108         20,000(7)       19,906
                               1995  185,952   33,719         60,000(8)       23,729
  Gordon M. Steel..........    1997 $216,000 $ 54,000         20,025(4)      $22,956
   Senior Vice President,
    Finance and                1996  193,000   52,229         50,000(7)       20,136
   Chief Financial Officer     1995  177,759   31,717        105,000(8)       24,678
  Robert C. Hinckley.......    1997 $200,000 $ 50,000         20,025(4)      $ 1,766
   Vice President, Strate-
    gic Plans and Programs;    1996  181,000   48,981         30,000(7)          --
   General Counsel and Sec-
    retary.................    1995  171,552   20,145         60,000(8)          --

--------
(1) The Company has not granted any stock appreciation rights or restricted stock awards and does not have any Long-Term Incentive Plans as that term is defined in regulations promulgated by the Securities and Exchange Commission (the "SEC").
(2) Represents management incentives earned in fiscal years 1997, 1996 and 1995 for achievement of corporate and individual objectives.
(3) Represents market value of shares purchased pursuant to the 1990 Employee Qualified Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares under the Purchase Plan.
(4) Represents (i) options based on achievement of fiscal 1997 corporate and individual objectives granted to Messrs. Roelandts, Brown, Myers, Steel and Hinckley on May 8, 1997 to purchase 80,000, 25,000, 16,000, 20,000 and
    20,000 shares of Common Stock, respectively, and (ii) options to purchase 25 shares of Common Stock granted to each of Messrs. Roelandts, Brown, Myers, Steel and Hinckley on October 15, 1996. Excludes options based on achievement of fiscal 1996 corporate and individual objectives granted to Messrs. Brown, Myers, Steel and Hinckley on May 9, 1996 to purchase 40,000, 20,000, 50,000 and 30,000 shares of Common Stock, respectively.
(5) Includes $14,110 in term life insurance premiums paid by the Company.
(6) Represents sales commissions, as Mr. Brown does not participate in the Management Incentive Plan.
(7) Represents options granted on May 9, 1996 based on achievement of fiscal 1996 corporate and individual objectives.
(8) Represents options granted on April 3, 1995 based on achievement of fiscal 1995 corporate and individual objectives.

  The following table shows option grants during the fiscal year ended March 29, 1997 for the Named Executive Officers and the potential realizable value of those options, assuming 5% and 10% annual appreciation, at the end of the ten year option term:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
                         --------------------------------------------
                                      % OF TOTAL                      POTENTIAL REALIZABLE VALUE
                                       OPTIONS                          AT ASSUMED ANNUAL RATES
                                      GRANTED TO                      OF STOCK PRICE APPRECIATION
                                      EMPLOYEES                             FOR OPTION TERM
                         OPTIONS/SARS IN FISCAL   EXERCISE EXPIRATION ----------------------------
NAME                      GRANTED(1)    YEAR(2)   PRICE(3)  DATE(4)       5%(5)        10%(5)
----                     ------------ ----------- -------- ---------- ------------- --------------
Willem P. Roelandts.....        25          *     $36.625   10/15/06  $         576 $       1,459
R. Scott Brown..........    40,000(6)     1.5%      3.625     5/9/06        845,863     2,143,583
                                25          *      36.625   10/15/06            576         1,459
C. Frank Myers..........    20,000(6)     0.8%     33.625     5/9/06        422,932     1,070,792
                                25          *      36.625   10/15/06            576         1,459
Gordon M. Steel.........    50,000(6)     1.9%     33.625     5/9/06      1,057,329     2,679,479
                                25          *      36.625   10/15/06            576         1,459
Robert C. Hinckley......    30,000(6)     1.2%     33.625     5/9/06        634,397     1,607,688
                                25          *      36.625   10/15/06            576         1,459

--------
 *Less than 0.1%
(1) These options were granted under the Company's 1988 Stock Option Plan, have a 10-year term, vest over a five-year period of employment and have an exercise price equal to market value on the date of grant.
(2) Includes options to purchase an aggregate of approximately 2,597,000 shares of Common Stock of the Company which were granted to all employees during the fiscal year ended March 29, 1997.
(3) The exercise price may be paid by check, cash or delivery of shares that are already owned.
(4) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated, upon the optionee's death or upon an acquisition of the Company.
(5) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term. These values are calculated based on requirements established by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.
(6) Represents options granted on May 9, 1996 based on achievement of fiscal 1996 corporate and individual objectives. Excludes options granted on May 8, 1997 based on achievement of fiscal 1997 corporate and individual objectives. Messrs. Roelandts, Brown, Myers, Steel and Hinckley were granted options to purchase 80,000, 25,000 , 16,000, 20,000 and 20,000 shares of Common Stock, respectively. These options were granted at an exercise price of $56.875 and expire on May 8, 2007.

  The following table sets forth, as to the Named Executive Officers, certain information concerning exercise of options during the fiscal year ended March 29, 1997, and the year-end value of unexercised options:


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                     NUMBER OF           VALUE OF UNEXERCISED
                          SHARES                UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                         ACQUIRED              AT FISCAL YEAR END(1)   AT FISCAL YEAR END($)(1)
                            ON      VALUE    ------------------------- -------------------------
NAME                     EXERCISE  REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     -------- ---------- ----------- ------------- ----------- -------------
Willem P. Roelandts.....     --   $      --    186,667      613,358    $ 3,301,673  $10,848,649
R. Scott Brown..........  20,000     758,500   409,247      165,778     17,506,667    4,696,788
C. Frank Myers.......... 181,975   5,098,113    17,856      105,194        615,806    2,992,400
Gordon M. Steel.........     --          --    165,001      192,319      6,304,371    5,246,731
Robert C. Hinckley......  14,000     526,752   203,751      149,274      8,116,610    4,460,145

--------
(1) Calculated by determining the difference between the fair market value of the securities underlying the options at March 29, 1997 ($49.50 per share) and the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

 Overview

  The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, determines the specific compensation levels for senior management and administers the 1988 Stock Option Plan, the Profit Sharing Plan, the Management Incentive Plan, the Employee Qualified Stock Purchase Plan and, subject to stockholder approval, the 1997 Stock Plan. The Compensation Committee is comprised of independent, non-employee directors who have no interlocking relationship as defined by the SEC. The Committee regularly consults independent compensation data such as public company proxy statements and the Radford Management Survey in setting executive compensation. The companies whose proxies and other publicly available materials the Committee reviews in the course of setting executive compensation levels are in the semiconductor industry and are of roughly similar size (as measured by revenues and aggregate market value) and maturity as the Company.

  The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based upon the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common, defined goals. The Company strives to attain these objectives through teamwork that is focused upon meeting the expectations of customers and stockholders.

  In determining compensation for the Company's officers for the 1997 fiscal year, the Committee considered a number of factors. In the case of Willem P. Roelandts, who joined the Company in January 1996 as Chief Executive Officer, both Mr. Roelandts' base salary and target bonus for the fiscal year were determined pursuant to the terms of his employment agreement, which was negotiated by the Company and approved by the Compensation Committee in the effort to bring to the Company a Chief Executive Officer with considerable industry experience and expertise who could provide leadership for the Company in the future. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements." In the case of all other officers of the Company, determination of base salary was based on a number of criteria, including the individual officer's performance level during the prior year, the officer's base compensation level during the prior year, individual achievements of that officer and base salary paid to officers in comparable positions at companies in Xilinx's industry and of comparable size. Determination of base salary is not made in accordance with a formula which measures weighted qualitative and quantitative factors, but rather is based on subjective, informal policies and practices, including an overall review of the foregoing factors, all of which have generally equal importance in making the determination of base salary.

  With respect to cash bonuses paid to officers of the Company for fiscal 1997, each officer was assigned a target bonus equal to a specified percentage of his base salary at the beginning of the fiscal year. For all officers except Mr. Roelandts (whose target bonus was agreed to in connection with negotiation of his employment contract) and R. Scott Brown, the Company's Senior Vice President, Sales, whose bonus depends primarily on sales commissions, that target percentage was established based on performance for the prior year and target bonuses of comparable officers at comparable companies. Whether or not bonuses are paid is determined solely by whether or not the Company has achieved corporate financial goals for a given quarter. If bonuses were paid, they were paid quarterly in fiscal 1997. For the 1997 fiscal year, payment of such bonuses depended upon achievement of pre-stated levels of revenue growth, operating income growth and increase in earnings per share, weighted equally. Bonuses were prorated if one or two measures were achieved.

  The Committee's determination with respect to stock option grants to officers for fiscal 1997, except in the case of Mr. Roelandts, whose option grants were determined pursuant to his employment agreement, were based on both individual performance and corporate performance. Determination of option grant amounts is not made in accordance with a formula which measures weighted qualitative and quantitative factors, but rather is based on subjective, informal policies and practices, including an overall review of both individual and corporate performance, each of which has generally equal importance in the determination of option grant amounts.

 Compensation Philosophy

  The goals of the compensation program are to align compensation with performance and to enable the Company to attract, retain and reward personnel who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the same principles that apply to all corporate employees:

    Competitive Levels of Compensation. The Company is committed to providing a compensation program that helps to attract and retain the people necessary to achieve its objectives. To ensure that this program is competitive, the Company periodically reviews the compensation practices of other leading companies in the semiconductor industry. The Company believes that its compensation levels are near the median of industry compensation levels.

    Compensation Linked to Performance. Executive officers are rewarded based upon corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as revenue growth, operating profits and performance relative to that of competitors. Individual performance is evaluated in the context of progress against established objectives.

    Fairness and Feedback in the Compensation Determination and Administration Processes. The Company applies its compensation philosophy worldwide and endeavors to achieve equity in compensation paid all employees. The Company believes that all employees should understand the performance evaluation and compensation administration processes and endeavors to make such processes fully comprehensible to them.

 Modes of Compensation

  At least once a year, the Company reviews employees' base salaries, taking into consideration each employee's performance and salaries for competitive positions in the labor market.

  The Company has a worldwide Profit Sharing Plan and a Management Incentive Plan. These plans provide for a portion of profits to be shared with employees only if the Company achieves pre-stated levels of growth in earnings per share, revenue and operating income. The Company's officers and key managers, including without limitation the Named Executive Officers, other than R. Scott Brown, participate in the Management Incentive Plan, while all other employees participate in the Profit Sharing Plan (provided that they are employed for the entire calendar quarter). Officers and key managers do not participate in the Profit Sharing Plan.

  The Company believes that all employees are responsible for achieving corporate profit objectives. Under the Management Incentive Plan, distribution of eligible profits occurs semiannually. Individual awards are based upon salary, performance and level of responsibility. Pursuant to the terms of the Profit Sharing Plan, eligible profits are distributed quarterly, with 50% divided equally among all participants and the other 50% divided proportionately among participants based on salary level.

  The Company believes it is important to align employee and stockholder long-term interests by creating a strong and direct link between employee compensation and stockholder return. To this effect the Company has both a 1988 Stock Option Plan and, subject to stockholder approval, a 1997 Stock Plan, as well as a 1990 Employee Qualified Stock Purchase Plan. The 1988 Stock Option Plan and the 1997 Stock Plan utilize vesting periods to encourage individuals to remain in the employ of the Company and to support the long term interests of the stockholders. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, have ten-year terms and generally vest over a five-year period. Stock option grants are provided at a level calculated to be competitive within the semiconductor industry as well as within a broader group of companies of comparable size and complexity. Under the Employee Qualified Stock Purchase Plan, employees who meet the required work hours are entitled to purchase shares of Common Stock at 85% of the fair market value of the stock at certain specified dates.

 Compensation of the Chief Executive Officer

  Mr. Roelandts became Chief Executive Officer of the Company in January, 1996 and President of the Company in April, 1996. Pursuant to the letter agreement between Mr. Roelandts and the Company dated January 11, 1996, Mr. Roelandts will receive annual base salary in the amount of $500,000. Mr. Roelandts will also receive a performance based bonus targeted at 60% of his annual base salary per year upon the achievement of certain performance goals set by the Board of Directors, with the bonus payable to Mr. Roelandts for the first two quarters of fiscal year 1997 at $75,000 per quarter. Mr. Roelandts has also been granted options to purchase 800,000 shares of Common Stock at an exercise price of $31.81, vesting in equal number each month over a five year period as long as he performs certain functions for the Company. The letter agreement provides that in the event that Mr. Roelandts voluntarily terminates his employment with the Company or is terminated for cause, he will not be eligible to receive any severance payments. The letter agreement also provides that if Mr. Roelandts is terminated without cause within one year of a change in control of the Company, he will receive two years' base pay, two years' target bonus, two years' medical and dental insurance and full vesting of all previously unvested stock options. In addition, the letter agreement indicates that if Mr. Roelandts is terminated without cause within the first two years of his employment with the Company, he will receive two years' base pay, two years' target bonus and two years' medical and dental insurance. The Committee determined Mr. Roelandts' compensation pursuant to subjective, informal policies and practices, including assessment of his achievements, his history of performance in other executive positions and his potential for contribution to the Company. In addition, the Committee conducted a review of compensation paid to chief executive officers of comparable companies.

                                          COMPENSATION COMMITTEE OF THE BOARD
                                           OF DIRECTORS

                                          --Philip T. Gianos
                                          --John L. Doyle
                                          --William G. Howard, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee is an officer or employee of the Company or any of its subsidiaries.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

  The Company and Willem P. Roelandts, President and Chief Executive Officer, have entered into a letter agreement relating to Mr. Roelandts' employment and compensation due Mr. Roelandts in the event of his termination from the Company under certain circumstances. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

  The Company and Curtis S. Wozniak entered into a Separation Agreement dated April 8, 1996 pursuant to which Mr. Wozniak resigned as President and Chief Operating Officer of the Company and the Company agreed to pay to Mr. Wozniak certain severance benefits. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

  The Company and Bernard V. Vonderschmitt, former Chief Executive Officer of the Company, entered into a Consulting Agreement dated June 1, 1996, relating to the provision of consulting services by Mr. Vonderschmitt to the Company. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended March 29, 1997, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

COMPANY STOCK PRICE PERFORMANCE

  The following graph shows a comparison of cumulative total return for the Company's Common Stock, the Standard & Poor's 500 Stock Index ("S&P 500") and the Hambrecht & Quist Technology Index-Semiconductor Sector ("HQTISS"). As of March 31, 1997, the HQTISS consisted of six large diversified semiconductor manufacturers, four of which are included in the S&P 500, as well as 18 specialized semiconductor manufacturers, including Xilinx, and 12 semiconductor capital equipment companies.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG XILINX, S&P 500 INDEX AND SEMICONDUCTOR INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                          S&P          SEMICONDUCTOR
(Fiscal Year Covered)        XILINX         500 INDEX    INDEX
-------------------          ----------     ---------    -------------
1992                         $100.00        $100.00      $100.00
1993                         $130.11        $115.23      $181.53
1994                         $194.19        $116.93      $241.40
1995                         $263.11        $135.13      $315.99
1996                         $369.92        $178.51      $343.92
1997                         $567.98        $213.89      $530.28

  The above chart assumes $100 invested on April 1, 1992 in Xilinx, Inc. Common Stock, the S&P 500 Composite Index and the HQTISS.

                     PAST RESULTS ARE NOT AN INDICATOR OF
                           FUTURE INVESTMENT RETURNS

                                 PROPOSAL TWO

                          APPROVAL OF 1997 STOCK PLAN

PROPOSAL

  On May 8, 1997, the Board of Directors adopted the 1997 Stock Plan (the "Plan") and reserved for issuance thereunder, subject to stockholder approval, a total of 3,250,000 shares of Common Stock, plus (i) any shares of Common Stock which were reserved but unissued under the Company's 1988 Stock Option Plan (as amended) (the "1988 Plan") as of the date of stockholder approval of this Plan and (ii) any shares of Common Stock returned to the 1988 Plan as a result of termination of options under the 1988 Plan. As of the date of this proxy statement, no options or rights to purchase stock had been granted pursuant to the Plan.

  At the annual meeting, the stockholders are being asked to approve the Plan and the reservation of shares thereunder.

  This adoption of the Plan has the effect of increasing the number of shares issuable pursuant to stock options by the Company and is proposed in order to give the Board of Directors flexibility to grant such stock options. The Company believes stock options play a key role in the Company's ability to recruit, reward and retain executives and key employees. Companies like Xilinx have historically used stock options as an important part of recruitment and retention packages. The Company competes directly with these companies for experienced executives and sales personnel and must be able to offer comparable packages to attract the caliber of individual that the Company believes is necessary to achieve the Company's objectives. The Company's growth is partly responsible for the need to adopt the Plan.

  All of the Company's employees, currently approximately 1,300, are eligible to participate in the Plan.

SUMMARY OF THE 1997 STOCK PLAN

  General. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consul tants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the Plan. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

  Administration. The Plan may generally be administered by the Board or the Committee appointed by the Board (as applicable, the "Administrator"). Option grants to non-employee directors ("Outside Directors") will be automatic and nondiscretionary.

  Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom discretionary options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

  Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 1,000,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options or stock purchase rights to purchase up to an additional 1,000,000 shares of Common Stock.

  Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

    (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted, provided that the exercise price of options may not be less than 100% of the fair market value of the Common Stock on the date such option is granted, and provided further, that the exercise price of an incentive stock option granted to a holder of 10% or more of the Company's Common Stock (a "10% stockholder") may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

    (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option, although such acceleration may result in adverse accounting consequences for the Company. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

    (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant, provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

    (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

    (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the Plan expire on the earlier of (i) 12 months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

    (g) Nontransferability of Options: Options granted under the Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

    (h) Other Provisions: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

  Stock Purchase Rights. In the case of stock purchase rights, unless the Administrator determines otherwise, the Company will be granted a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The repurchase option shall lapse at a rate determined by the Administrator.

  Automatic Option Grants to Outside Directors. Generally, each Outside Director who becomes an Outside Director after the effective date of the Plan will be automatically granted a nonstatutory stock option to purchase 48,000 shares of Common Stock. Each Outside Director will be automatically granted a nonstatutory stock option to purchase 12,000 shares of Common Stock each year.

  Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

  In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable.

  In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable.

  Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent the Administrator deems it necessary to comply with
Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

  Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

  Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

  The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

  THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS, AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

PARTICIPATION IN THE 1997 STOCK PLAN

  The grant of options under the Plan to employees, including the Named Executive Officers, is subject to the discretion of the plan's administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Plan. Accordingly, future awards are not determinable. The following table sets forth information with respect to the grant of options under the 1988 Plan, the predecessor to the Plan, to the Named Executive Officers, Directors, to all current executive officers as a group, all current Directors who are not executive officers and to all other employees as a group during the last fiscal year.

                             AMENDED PLAN BENEFITS

                            1988 STOCK OPTION PLAN

                                                                       WEIGHTED
                                                                        AVERAGE
                                                                       EXERCISE
                                                                         PRICE
                                                             OPTIONS   PER SHARE
    NAME OF INDIVIDUAL OR IDENTITY OF GROUP AND POSITIONS   GRANTED(#)  ($/SH.)
    -----------------------------------------------------   ---------- ---------
   Willem P. Roelandts....................................         25   $36.63
     President, Chief Executive Officer and Director
   Scott Brown............................................     40,025    33.63
     Senior Vice President, Sales
   C. Frank Myers.........................................     20,025    33.63
     Vice President, Operations
   Gordon M. Steel........................................     50,025    33.63
     Senior Vice President, Finance and Chief Financial
      Officer
   Robert W. Hinckley.....................................     30,025    33.63
     Vice President, Strategic Plans and Programs; General
     Counsel and Secretary
   Bernard V. Vonderschmitt...............................         --       --
     Director
   John L. Doyle..........................................     12,000    42.75
     Director
   Philip T. Gianos.......................................     12,000    42.75
     Director
   William G. Howard, Jr. ................................     60,000    34.95
     Director
   All current executive officers as a group..............    140,125    33.62
   All current directors who are not executive officers...     84,000    37.18
   All other employees as a group.........................  2,372,875    33.38

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

  Affirmative votes constituting a majority of the Votes Cast will be required to approve the adoption of the Plan.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                     THE ADOPTION OF THE 1997 STOCK PLAN.

                                PROPOSAL THREE

                     AMENDMENT TO 1990 EMPLOYEE QUALIFIED
                              STOCK PURCHASE PLAN

  There are currently a total of 3,385,000 shares reserved for issuance under the Company's 1990 Employee Qualified Stock Purchase Plan (the "Purchase Plan"). As of March 29, 1997, a total of 3,208,310 shares had been purchased under the Purchase Plan and 176,690 shares remained reserved for issuance thereunder (without giving effect to the increase in shares being proposed to the stockholders for approval at the Annual Meeting).

PROPOSAL

  In May 1997, the Board of Directors adopted an amendment to the Purchase Plan to increase the authorized number of shares issuable under the Purchase Plan by 1,000,000 for a total of 4,385,000 shares. At the annual meeting, the stockholders are being asked to approve these amendments to the Purchase Plan.

  The Board considers the increase in shares necessary to fund the Purchase Plan for the future. The Board believes that participation by the Company's employees in the Purchase Plan promotes the success of the Company's business through broad-based equity ownership among the employees. The Board further believes that the Purchase Plan is an integral component of the Company's benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through acquisition of the Company's Common Stock. As of March 29, 1997, approximately 85% of the employees were participating in the Purchase Plan.

  All of the Company's employees, currently approximately 1,300, are eligible to participate in the Purchase Plan, subject to minimal eligibility requirements described below.

SUMMARY OF THE 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

  Purpose. The purpose of the Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

  Administration. The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board. All questions of interpretation of the Purchase Plan are determined by the Board of Directors or its committee, whose decisions are final and binding upon all participants.

  Eligibility. Any person who is employed by the Company (or any designated subsidiary) for at least 20 hours per week and more than five months in a calendar year shall be eligible to participate in the Purchase Plan, provided that the employee is employed on a given enrollment date and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees may become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions at least 10 days prior to the applicable enrollment date, unless a later time for filing the subscription agreement has been set by the Board of Directors for all eligible employees with respect to a given offering period.

  Offering Periods. The Purchase Plan is implemented by consecutive 24 month offering periods with a new offering period commencing on the first day of January and July of each year. Each offering period consists of four six-month exercise periods, with exercise dates occurring one day prior to the date six months, 12 months, 18 months and 24 months from the enrollment date. The Board of Directors may change the duration of any offering period without stockholder approval if it provides notice of such change at least 15 days prior to the scheduled beginning of the offering period affected.

  Purchase Price. The purchase price of the shares offered under the Purchase Plan in a given exercise period is the lower of 85% of the fair market value of the Common Stock on the enrollment date or 85% of the fair market value of the Common Stock on the exercise date. The fair market value of the Common Stock on a given date is the closing sale price of the Common Stock for such date as reported by the Nasdaq National Market as of such date.

  Payroll Deductions. The purchase price for the shares is accumulated by payroll deductions during each offering period. The deductions elected may not exceed 15% nor fall beneath 2% of a participant's eligible compensation, which is defined in the Purchase Plan to include all regular straight time earnings and any payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation for a given offering period. A participant may discontinue participation in the Purchase Plan and may increase or decrease the rate of payroll deductions at any time during the offering period. Payroll deductions commence on the first payday following the enrollment date and end on the last exercise date of the offering period unless sooner terminated as provided in the Purchase Plan.

  Grant and Exercise of Option. In general, the maximum number of shares placed under option to a participant in an exercise period is that number determined by dividing the amount of the participant's total payroll deductions to be accumulated prior to an exercise date by 85% of the lower of the fair market value of the Common Stock at the beginning of the offering period or on the exercise date. Unless a participant withdraws from the Purchase Plan, the participant's option for the purchase of shares is exercised automatically on each exercise date for the maximum number of whole shares at the applicable price.

  No employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own and/or hold options to own 5% or more of the voting securities of the Company nor shall an employee be granted an option which would permit the employee to buy under all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

  Automatic Transfer to Low Price Offering Period. In the event that the fair market value of the Company's Common Stock is lower on an exercise date than on the enrollment date for the offering period, all participants shall be deemed to have withdrawn from the offering period after the exercise of their option on such exercise date and to have enrolled as participants in a new offering period which begins on or about the day following such exercise date. A participant may elect to remain in the previous offering period by filing a written statement declaring such election prior to the time of the automatic change to the new offering period.

  Withdrawal; Termination of Employment. A participant may withdraw all, but not less than all, payroll deductions credited to his or her account but not yet used to exercise an option under the Purchase Plan at any time by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant's interest in that offering period. The failure to remain in the continuous employ of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering period.

  Transferability. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to the Purchase Plan) and any attempt to so assign or transfer may be treated by the Company as an election to withdraw from the Purchase Plan.

  Adjustments Upon Changes in Capitalization. In the event any change is made in the Company's capitalization pursuant to a stock split or stock dividend, appropriate adjustments will be made by the Board of Directors to the number of shares subject to purchase under the Purchase Plan and in the purchase price per share.

  Amendment or Termination. The Board of Directors may at any time and for any reason amend or terminate the Purchase Plan, except that (other than in limited circumstances set forth in the Purchase Plan) termination shall not affect options previously granted prior thereto, and no amendment may make any change in any option previously granted. In addition, stockholder approval for any amendment must be obtained to the extent necessary to comply with Rule 16b-3 promulgated under the Exchange Act or Section 423 of the Code. In any event, the Purchase Plan shall terminate in 2010.

FEDERAL TAX INFORMATION

  The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the length of time the shares have been held by the participant. If the shares have been held by the participant for more than two years after the date of option grant, and more than one year from the date the shares are purchased by him or her, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the option price or (b) 15% of the fair market value of the shares on the first day of the offering period, will be treated as ordinary income. Any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and any further gain or loss on such disposition will be short-term capital gain or loss. The Company is not entitled to a deduction for amounts taxed as ordinary income reported by participants upon disposition of shares within two years from date of grant or one year from the date of acquisition.

  The foregoing summary of the effect of federal income taxation upon the participation and the Company with respect to the purchase of shares under the Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

PARTICIPATION IN THE 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. The following table sets forth certain information regarding shares purchased under the Purchase Plan during the last fiscal year and the payroll deductions accumulated at the end of the last fiscal year in accounts under the Purchase Plan for each of the Named Executive Officers, for all current executive officers as a group and for all other employees who participated in the Purchase Plan as a group:

                             AMENDED PLAN BENEFITS

                  1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

                                             NUMBER OF               PAYROLL
                                              SHARES                DEDUCTIONS
NAME OF INDIVIDUAL OR IDENTITY OF GROUP AND  PURCHASED   DOLLAR    AS OF FISCAL
POSITION                                        (#)    VALUE($)(1)   YEAR END
-------------------------------------------  --------- ----------- ------------
Willem P. Roelandts.........................      751  $    6,421   $   11,250
 President, Chief Executive Officer and
  Director
Scott Brown.................................        0         --           --
 Senior Vice President, Sales
C. Frank Myers..............................    1,333      23,042        7,768
 Vice President, Operations
Gordon M. Steel.............................    1,333      22,956        8,100
 Senior Vice President, Finance and Chief
 Financial Officer
Robert C. Hinckley .........................      355       1,766          --
 Vice President, Strategic Plans and
 Programs; General Counsel
 and Secretary
All current executive officers as a group...    3,772      54,185       27,118
All other employees as a group..............  531,588   2,925,243    2,471,528

--------
(1) Market value of shares on date of purchase, minus the purchase price under the Purchase Plan.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

  Affirmative votes constituting a majority of the Votes Cast will be required to approve the amendment to the Purchase Plan.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                      THE AMENDMENT TO THE PURCHASE PLAN.

                                 PROPOSAL FOUR

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

  In May 1997, the Board of Directors of the Company unanimously adopted a resolution approving an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 200,000,000 to 300,000,000 shares (the "Amendment"). Each additional share of Common Stock authorized by the Amendment when issued will have the same rights and privileges as each share of Common Stock currently authorized or outstanding.

  The Board believes it is in the best interest of the Company to increase the authorized number of shares of Common Stock to the proposed level to provide a reserve of shares available for future issuance as various business needs and opportunities arise. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, consultants, officers or directors, or effecting stock splits in the form of stock dividends. The additional shares of Common Stock authorized may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. These actions could require that the Company have more than the 200,000,000 shares of Common Stock currently authorized for issuance. The Board believes it would be advantageous to the Company to have such additional shares of Common Stock available now, so that the Company can avoid the additional expense and delay of calling a special meeting of stockholders when any additional shares become necessary.

  If the Amendment is authorized, the Board will have the authority to issue the additional shares of Common Stock without further action by the stockholders, except as provided under applicable rules and regulations. Current holders of Common Stock have no preemptive or similar rights, which means that current stockholders do not have a right to purchase any new issuance of Common Stock in order to maintain their proportionate ownership interest. In addition, the issuance of additional shares of Common Stock in certain transactions and under certain circumstances could have the effect of discouraging a hostile attempt to acquire control of the Company. For example, additional shares of Common Stock could be sold to persons, groups or entities known to be favorable to management or the Board. The issuance of additional shares of Common Stock could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such person or entity not to be in the best interest of the stockholders of the Company. The Board is not aware of any present effort by any person or entity to accumulate the Company's securities or to obtain control of the Company.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

  Affirmative votes constituting a majority of the shares of the Company's outstanding Common Stock will be required to ratify and approve the amendment of the Company's Certificate of Incorporation.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                 PROPOSAL FIVE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending March 28, 1998 and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Ernst & Young LLP has audited the Company's financial statements for each fiscal year since the fiscal year ended March 31, 1984. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

  Affirmative votes constituting a majority of the Votes Cast will be required to ratify the appointment of Ernst & Young LLP.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
               APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
                  INDEPENDENT AUDITORS FOR FISCAL YEAR 1998.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          The Board of Directors

Dated: June 23, 1997

                     THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF
                                 XILINX, INC.
                      1997 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of XILINX, INC., a Delaware corporation ("Xilinx"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Xilinx, each dated June 23, 1997, and hereby appoints Willem P. Roelandts and Robert C. Hinckley, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of Xilinx to be held on August 7, 1997, at 11:00 a.m., local time, at the Hyatt Sainte Claire Hotel, 302 South Market Street, San
Jose, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock $0.01 par value of Xilinx ("Common Stock"), which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR THE RATIFICATION AND APPROVAL OF TEH XILINX 1997 STOCK PLAN; FOR THE AMENDMENT TO THE XILINX 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN; FOR THE AMENDMENT TO THE XILINX CERTIFICATE OF INCORPORATION; FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.      ELECTION OF DIRECTORS:

NOMINEES:       Bernard V. Vonderschmitt, Willem P. Roelandts, John L. Doyle,
                Philip T. Glanos and William G. Howard, Jr.

FOR ALL NOMINEES LISTED ABOVE [_]       [_] WITHHOLD AUTHORITY TO VOTE FOR ALL
                                            NOMINEES LISTED ABOVE

[_] ________________________________    [_] MARK HERE FOR ADDRESS CHANGE AND
    For all nominees except as noted        BELOW
    above

2.      PROPOSAL TO RATIFY AND APPROVE THE XILINX 1997 STOCK PLAN:

        [_] FOR         [_] AGAINST             [_] ABSTAIN

3. PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE XILINX 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES:

        [_] FOR         [_] AGAINST             [_] ABSTAIN

4. PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE XILINX CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK OF XILINX BY 100,000,000 SHARES:

        [_] FOR         [_] AGAINST             [_] ABSTAIN

5. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF XILINX FOR THE FISCAL YEAR ENDING MARCH 28, 1998:

        [_] FOR         [_] AGAINST             [_] ABSTAIN

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature: ________________ Date: ____  Signature: ________________ Date: ____